                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 OR 15(d) of the
                         Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) June 1, 2006

                       NATIONAL BEEF PACKING COMPANY, LLC
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             (Exact name of registrant as specified in its charter)

  Delaware                         333-111407                    48-1129505
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(State or other jurisdiction      (Commission                   (IRS Employer
     of incorporation             File Number)               Identification No.)

               12200 North Ambassador Drive, Kansas City, MO 64163
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               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (800) 449-2333
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                                 Not Applicable
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 2.01  Completion of Acquisition of Assets.

     On June 1, 2006, National Beef Packing Company, LLC (the "Company")
completed the acquisition of substantially all of the assets of Brawley Beef pursuant to the Contribution Agreement with Brawley Beef, LLC ("Brawley Beef")
and National Beef California, LP ("NBC") (the "Agreement"). NBC is a newly formed limited partnership with National Carriers, Inc., a wholly-owned subsidiary of the Company, acting as its general partner. Brawley Beef is an alliance of cattle producers in Arizona and California who supply its state-of-the-art beef processing facility in Brawley, California. The facility commenced operations in December 2001.

     Pursuant to the terms of the Agreement, Brawley Beef contributed substantially all of its assets with a book value of approximately $104 million to NBC in exchange for limited partnership units of NBC, and NBC assumed approximately $72 million of Brawley Beef's debt and current liabilities.
Brawley Beef then exchanged all of its NBC units with U.S. Premium Beef, LLC, the majority owner of the Company ("USPB"), for 44,160 new Class A USPB units and 44,160 new Class B USPB units. The value of these units was determined to be
$7.3 million based on recent trades at the time the Agreement was negotiated.
Under a separate unit exchange agreement between USPB and the Company, USPB exchanged these units of NBC with the Company for 5,899,297 Class A units and
664,475 Class B-1 units of the Company. As a result, USPB's ownership interest in the Company's Class B voting units increased to 54.76%.

     Adjustments to the purchase price will be made based on changes in the working capital and debt of Brawley Beef prior to the closing date. For accounting purposes, the closing is deemed to have occurred on May 30, 2006.

     Concurrently with the transfer of assets, Brawley Beef entered into long-term cattle supply agreements with both NBC and USPB under which Brawley
Beef committed to supply approximately 275,000 head of cattle to NBC's Brawley facility.

     Under the terms of the Agreement, Brawley Beef made customary covenants, representations and warranties and agreed to indemnify NBC and the Company for breaches of these representations and warranties. Brawley Beef can satisfy these indemnification obligations over a three-year period with a combination of cash, deductions from payments under certain cattle contracts or surrender of its USPB units at $165 per unit. In addition, Brawley Beef pledged its USPB units to NBC to secure its obligations under the Agreement. Brawley Beef's obligations under the Agreement and cattle supply agreements are also supported by limited guaranties from its members.

Item 7.01  Reg. FD Disclosure.

     On June 1, 2006, the Company issued a press release regarding the Brawley
Beef acquisition and USPB issued a letter to its unitholders describing the completion of this transaction. The Company furnishes, but does not file, these documents for purposes of Section 18 of the Securities Exchange Act of 1934.

Item 9.01  Exhibits.

(c)  The following Exhibits are furnished pursuant to Item 7.01:

Exhibit
Number                                Description
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99.1        Company press release dated June 1, 2006

99.2        USPB letter to its unitholders dated June 1, 2006

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    National Beef Packing Company, LLC
Date:  June 2, 2006

                                    By:  /s/ Jay D. Nielsen
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                                         Jay D. Nielsen
                                         Chief Financial Officer